EXHIBIT 10.20
                                                                   -------------


                                                June 29, 2001


Murray P. Fish, President and Chief Financial Officer
Network-1 Security Solutions, Inc.
1601 Trapelo Road, Reservoir Place
Waltham, Massachusetts 02451

Dear Murray:

           This letter agreement shall set forth the terms of retention of CMH Capital Management Corp. ("CMH") by Network-1 Security Solutions, Inc. ("Network-1") for financial advisory services.

           1. CMH agrees to provide financial advisory services to Network-1 for a term of six (6) months from the date hereof which services shall include, but not be limited to, advice related to strategic business relationships, assistance in updating Network-1's strategic plan, attendance at meetings with potential strategic partners and business relationships, and general advice related to Network-1 and its products.

           2. In consideration of services to be provided by CMH, CMH shall be compensated as follows: (i) a monthly compensation of $17,500 during the term of this agreement (commencing with the month of June) and (ii) a ten (10) year warrant to purchase up to 300,000 shares of common stock of Network-1.

           3. In addition to the compensation described in paragraph 2 herein, Network-1 agrees to promptly reimburse CMH upon request from time to time for all reasonable out-of-pocket expenses incurred in connection with CMH's performance of services pursuant to this agreement including, but not limited to, reimbursement of allocable portion of rent for office space at 885 Third Avenue, New York, New York. Any such expenses in excess of $500 shall be subject to the prior approval of Network-1.

           4. In connection with CMH providing financial advisory services as provided herein, Network-1 agrees to indemnify and hold harmless CMH, including its officers and directors, against any and all losses, claims, damages, liabilities or reasonable costs (including legal fees and expenses) directly or indirectly, relating to or arising out of CMH's activities as a financial advisor for Network-1 as provided herein, provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, liability or cost to the extent it is found in a final judgement by a court of competent jurisdiction to have resulted primarily and directly from the gross negligence or willful misconduct of CMH. Network-1 also agrees that CMH shall not have any liability whether direct or indirect, in contract or otherwise to Network-1 for or in connection with
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the engagement of CMH as provided herein except for any such liability for losses, claims, damages, liabilities or costs that is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from CMH's gross negligence or willful misconduct.

           5. In the event that during the term of this Agreement Network-1 shall complete a merger (with the result that Network-1 stockholders hold less than 50% of the outstanding voting securities of the surviving entity) or sale of substantially all of its assets, all remaining cash payments pursuant to paragraph 2 hereof shall be accelerated and due and payable to CMH at the consummation of such transaction.

           6. The validity and interpretation of this Agreement shall be governed by the laws in the State of New York, applicable to agreements made and to be fully performed therein.

           7. The benefits of this Agreement shall inure to respective successors and permitted assigns of the parties hereto and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns.

           8. This Agreement constitutes the complete understanding among the parties hereto with respect to the subject matter hereof and no amendment or modification of any provisions hereof shall be valid unless made in writing and signed by all the parties hereto.

           If the foregoing correctly sets forth our agreement, please sign a copy of this letter in the space provided and return to us.

                                        Very truly yours,

                                        CMH Capital Management Corp.


                                        By: /s/ Corey M. Horowitz
                                            ---------------------
                                            Corey M. Horowitz, President
Agreed and Accepted
this 29 day of June 2001

Network-1 Security Solutions, Inc.


By: /s/ Murray P. Fish
    -------------------------------------
     Murray P. Fish
     President and Chief Financial Officer